Exhibit 4.5

MOURANT OZANNES

Companies (Jersey) Law 1991

Memorandum and Articles of Association

of

Encore Capital Europe Finance Limited

A public company limited by shares

22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands

T +44 1534 676 000 F +44 1534 676 333

www.mourant.ozannes.com

BVI | CAYMAN ISLANDS | GUERNSEY | HONG KONG | JERSEY | LONDON

Companies (Jersey) Law 1991

Memorandum of Association

of

Encore Capital Europe Finance Limited

as amended by resolutions of its members passed on 4 May 2018

1.	The name of the company is Encore Capital Europe Finance Limited.

2.	The company is a public company.

3.	The company is a par value company.

4.	The share capital of the company is £10,000 divided into 10,000 shares of one class designated as ordinary shares with a par value of £1.00 each.

5.	The liability of a member of the company is limited to the amount unpaid (if any) on such member’s share or shares.

Companies (Jersey) Law 1991

Articles of Association

of

Encore Capital Europe Finance Limited

as amended by resolutions of its members passed on 16 May 2018

TABLE OF CONTENTS

PART 1 - INTERPRETATION		1
1.	DEFINED TERMS AND INTERPRETATION	1
PART 2 - DIRECTORS AND SECRETARY		3
2.	DIRECTORS’ POWERS AND RESPONSIBILITIES	3
3.	DECISION-MAKING BY DIRECTORS	4
4.	APPOINTMENT OF DIRECTORS	8
5.	ALTERNATE DIRECTORS AND CORPORATE DIRECTORS	10
6.	SECRETARY	11
PART 3 - SHARES AND DISTRIBUTIONS		12
7.	ISSUE OF SHARES	12
8.	INTERESTS IN SHARES	12
9.	SHARE CERTIFICATES	13
10.	JOINTLY HELD SHARES	14
11.	VARIATION OF CLASS RIGHTS	14
12.	TRANSFER AND TRANSMISSION	14
13.	DIVIDENDS AND OTHER DISTRIBUTIONS	16
14.	DISTRIBUTIONS ON A WINDING UP	19
15.	CAPITALISATION	19
PART 4 - DECISION-MAKING BY MEMBERS		20
16.	ORGANISATION OF GENERAL MEETINGS	20
17.	VOTING AT GENERAL MEETINGS	23
18.	MEMBERS’ WRITTEN RESOLUTIONS	27
PART 5 - OTHER PROVISIONS		28
19.	ADMINISTRATIVE ARRANGEMENTS	28
20.	DIRECTORS’ INDEMNITY AND INSURANCE	30

PART 1 – INTERPRETATION

1.	DEFINED TERMS AND INTERPRETATION

1.1	Defined terms

In the articles, unless the context requires otherwise:

articles means the company’s articles of association;

bankruptcy has the meaning given to it in the Interpretation Law and includes insolvency proceedings in a jurisdiction other than Jersey which have an effect similar to that of bankruptcy;

capitalisation resolution has the meaning given in article 15.1;

capitalised sum has the meaning given in article 15.1;

class meeting means a meeting of the holders of a class of shares;

clear days, in relation to the period of a notice, means that period excluding the day when the notice is treated as given or received and the day for which it is given or on which it is to take effect;

communication includes any notice, document or information;

Companies Law means the Companies (Jersey) Law 1991;

delivery notice has the meaning given in article 19.7;

director means a director of the company and includes any person occupying the position of director by whatever name called;

document includes, unless otherwise specified, any document sent or delivered in electronic form;

entitled members has the meaning given in article 15.1;

entitled person means a person entitled to, or having the right to be registered as holder of, a share by reason of the death or bankruptcy of a member or otherwise by operation of law (including the personal representatives of a deceased member or the court appointed representative of an infant member or a member under legal disability or interdiction);

first joint holder has the meaning given in article 10;

fully paid, in relation to a share, means that the issue price (both as to par and any premium) to be paid to the company in respect of that share has been paid to the company;

group company means a subsidiary or holding company of the company or a subsidiary of any holding company of the company (whether direct or indirect);

holder, in relation to a share, means the person whose name is entered in the company’s register of members as the holder of the share;

instrument means a document in hard copy form;

Interpretation Law means the Interpretation (Jersey) Law 1954;

memorandum means the company’s memorandum of association;

ordinary resolution means a resolution passed at a general meeting or a class meeting that is passed by a simple majority of the members entitled to attend and vote at the meeting;

paid means paid or credited as paid;

participate, in relation to a directors’ meeting, has the meaning given in article 3.4;

present in person or by proxy, in relation to general meetings and to class meetings, means being present in person or by attorney, corporate representative, court appointed representative or by proxy;

proxy notice has the meaning given in article 17.6;

proxy notification address has the meaning given to it in article 17.7;

recipient has the meaning given in article 13.2;

secretary means any person duly appointed to perform any of the duties of secretary of the company under article 6 (including a temporary or assistant secretary), and if two or more persons are appointed as joint secretaries, any one or more of the appointed persons;

shares means shares in the company;

working day means a weekday that is not a public holiday in Jersey; and

writing means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or delivered in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in the articles bear the same meaning as in the Companies Law or the Interpretation Law as in force on the date when the articles were adopted by the company.

1.2	Interpretation

In the articles, unless inconsistent with the subject or context or otherwise stated:

(a)	words in the singular include the plural and vice versa;

(b)	a reference to one gender includes all genders;

(c)	the headings in the articles do not affect their interpretation;

(d)	a communication is sent or delivered in electronic form if it is sent or delivered by electronic means (eg by email or fax) or by any other means while in an electronic form (eg sending a disk by post);

(e)	a communication is sent or delivered by electronic means if it is:

(i)	sent initially and received at its destination by means of electronic equipment for the processing (including digital compression) or storage of data; and

(ii)	entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means;

(f)	a communication is sent or delivered in hard copy form if it is sent or delivered in a paper copy or similar form;

(g)	mentioning anything after include, includes or including does not limit what else might be included;

(h)	reference to a person includes a body corporate, company, trustee, partnership, joint venture or association (whether incorporated or unincorporated);

(i)	signed includes a signature (whether in hard copy form or electronic form) or a representation of a signature affixed by mechanical or other means;

(j)	if a word or a phrase is defined, its other grammatical forms have a corresponding meaning; and

(k)	a reference to a law is a reference to it as amended or re-enacted and includes any subordinate legislation made under it.

1.3	Standard table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 do not apply to the company.

PART 2 – DIRECTORS AND SECRETARY

2.	DIRECTORS’ POWERS AND RESPONSIBILITIES

2.1	Directors’ general authority

(a)	Subject to the articles and the Companies Law, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

(b)	If the company has only one director, the director will have authority to exercise all the powers and discretions expressed by the articles to be vested in the directors generally.

2.2	Members’ reserve power and effect of altering the articles

(a)	The members may, by special resolution, direct the company to take, or refrain from taking, specified action.

(b)	No special resolution referred to in paragraph (a) invalidates anything done by the directors before the passing of the resolution.

(c)	No alteration of the articles invalidates anything which the directors have done before the alteration was made.

2.3	Directors may delegate

(a)	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

(i)	to any person or committee;

(ii)	by any means (including by power of attorney);

(iii)	to any extent;

(iv)	in relation to any matters or territories; and

(v)	on any terms and conditions,

as they think fit.

(b)	Unless the directors specify otherwise, any delegation under paragraph (a) will be taken to authorise further delegation of the directors’ powers by any person to whom they are delegated.

(c)	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

2.4	Committees

(a)	Committees may be composed of any persons the directors decide.

(b)	Committees to which the directors delegate any of their powers must follow procedures which are based as far as possible on the provisions of the articles which govern the taking of decisions by directors (whether at a directors’ meeting or by way of a directors’ written resolution).

(c)	The directors may make rules of procedure for any committee that prevail over rules derived from the articles if they are not consistent with them.

3.	DECISION-MAKING BY DIRECTORS

3.1	Sole director

If the company only has one director, the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

3.2	Directors to take decisions collectively

Any decision of the directors must be a majority decision taken:

(a)	at a directors’ meeting; or

(b)	in the form of a directors’ written resolution.

3.3	Calling a directors’ meeting

(a)	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the secretary to give that notice.

(b)	At least 24 hours’ notice of each directors’ meeting must be given to each director, or any lesser notice as all the directors may agree either generally or in respect of any specific meeting.

(c)	Notice of a directors’ meeting must be given to each director, but need not be in writing. If notice of a directors’ meeting is given to a director orally, that notice will be treated as having been given in person.

(d)	A director may waive the director’s entitlement to notice of any directors’ meeting before or after the meeting. Where notice is waived, the validity of the meeting, and any business conducted at it, will not be called into question on the grounds that notice, or sufficient notice, was not given to that director.

(e)	If a director participates in a directors’ meeting, the director is taken to have consented to the meeting being held at short notice or to have waived notice of the meeting.

3.4	Participation in directors’ meetings

(a)	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(i)	the meeting has been called and is held in accordance with the articles; and

(ii)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(b)	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is located or how they communicate with each other.

(c)	A directors’ meeting will be treated as being held where the largest group of the participating directors is assembled or, if no group is larger than any other, where the chairman is located.

3.5	Quorum for directors’ meetings

(a)	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on except a proposal to call another meeting.

(b)	Subject to article 3.1, the quorum for directors’ meetings is two.

(c)	If:

(i)	a person has been appointed to act as alternate for more than one director; or

(ii)	a director has also been appointed as alternate for another director,

the person or the director will not be counted more than once for the purposes of determining whether a quorum is participating.

3.6	Chairing of directors’ meetings

(a)	The directors may appoint a director to be the chairman of directors’ meetings.

(b)	The directors may terminate the chairman’s appointment at any time.

(c)	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair the meeting.

3.7	Chairman’s casting vote

(a)	If the numbers of votes at a directors’ meeting for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

(b)	Paragraph (a) does not apply if in accordance with the articles, the chairman or other director is not permitted to vote on the proposal.

3.8	Directors’ written resolutions

(a)	Any director may propose a directors’ written resolution. Notice of a proposed directors’ written resolution must be given by that director, or by the secretary on that director’s behalf, to each other director.

(b)	A resolution is passed as a directors’ written resolution when a majority of the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed a copy of the resolution or have otherwise indicated their agreement to it in writing.

(c)	A resolution passed as a directors’ written resolution will be effective as if it had been passed at a meeting of the directors.

(d)	A director may waive the director’s entitlement to notice of any directors’ written resolution either before or after the resolution is proposed. Where notice is waived by a director, the validity of a directors’ written resolution will not be called into question on the grounds that notice was not given to that director.

3.9	Directors interests

(a)	Subject to paragraph (c), a director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the company or by a subsidiary of the company which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware, must disclose the nature and extent of the director’s interest in accordance with paragraph (b).

(b)	A disclosure of an interest by a director must be:

(i)	made at the first meeting of the directors at which a transaction or arrangement in which the director is interested is considered or as soon as practical after that meeting by notice in writing to the secretary; and

(ii)	recorded in the minutes of the directors’ meeting at which the disclosure is made or, if the disclosure is made to the secretary, the minutes of the next directors’ meeting.

(c)	For the purposes of paragraphs (a) and (b):

(i)	a director will be treated as having disclosed an interest in the terms of any service contract with the company that is considered by the directors or a committee; and

(ii)	a general notice given to the directors or to the secretary that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested will be treated as a disclosure that the director has that interest.

(d)	As long as a director has disclosed to the directors the nature and extent of the director’s interest in accordance with this article, the director:

(i)	may be a party to, or otherwise interested in, any transaction or arrangement with the company or any subsidiary of the company or in which the company or any subsidiary of the company is otherwise interested;

(ii)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any group company or in any body corporate promoted by the company or any group company or in which the company or any group company is interested;

(iii)	may act personally or by the director’s firm in a professional capacity for the company (other than as auditor);

(iv)	may count in the quorum of any directors’ meeting or committee meeting;

(v)	may vote on any transaction or arrangement in which the director has an interest except the director’s own employment by, or appointment to hold any office or position of profit under, the company or the terms of that employment or appointment; and

(vi)	will not be accountable to the company for any benefit which the director derives from any such transaction or arrangement or any such office or employment or from any interest in any such body corporate or group company and no such transaction or arrangement will be liable to be avoided on the ground of any such interest or benefit.

3.10	Confidential information

(a)	Subject to paragraph (b), if a director receives information in a capacity other than that of a director of the company and in respect of which the director owes a duty of confidentiality to a person other than the company, the director is not required:

(i)	to disclose that information to the company or any officer or employee of the company; or

(ii)	otherwise use or apply that information in the discharge of the director’s duties as a director of the company.

(b)	Where a duty of confidentiality arises out of a situation in which the director has, or might have a direct or indirect interest that conflicts, or might conflict, to a material extent with the interests of the company, paragraph (a) will apply only if the conflict arises out of a matter which has been disclosed to the company in accordance with article 3.9.

(c)	Paragraph (b) is without prejudice to any rule of law or equity which may excuse a director from disclosing information in circumstances where disclosure may otherwise be required under that paragraph.

3.11	Validity of acts of directors and committees

(a)	The acts of a person acting as a director are valid even if it is afterwards discovered that:

(i)	there was a defect in the person’s appointment;

(ii)	the person was disqualified from holding office as a director;

(iii)	the person had ceased to hold office as a director; or

(iv)	the person was not entitled to count in the quorum for any directors’ meeting or committee meeting or to vote on the matter in question.

(b)	Any:

(i)	acts of a directors’ meeting or a committee; or

(ii)	resolutions passed as directors’ written resolutions,

are valid despite any of the matters referred to in paragraph (a) or any defect in the creation of, or the appointment of anyone to, that committee.

3.12	Record keeping

The directors, or a sole director, must ensure that the company keeps a written record of all:

(a)	decisions of the sole director;

(b)	minutes of all proceedings at directors meetings, general meetings and class meetings; and

(c)	directors’ written resolutions and members’ written resolutions passed,

for at least ten years from the date of the decision, meeting or resolution.

3.13	Directors’ discretion to make further rules

Subject to the articles, the directors may regulate their decision making process as they think fit.

4.	APPOINTMENT OF DIRECTORS

4.1	Methods of appointing directors

(a)	Any person who is willing to act as a director, and is not disqualified by law from being a director of a company, may be appointed to be a director:

(i)	in the case of the first directors, by the subscribers to the company’s memorandum or by a majority of them;

(ii)	by ordinary resolution; or

(iii)	by a decision of the directors.

(b)	Any appointment of a director may be either to fill a vacancy or as an additional director.

(c)	In any case where the company has no members and no directors, the entitled person(s) of the last, or last surviving, member have the right, by notice in writing, to appoint one or more directors.

4.2	Termination of director’s appointment

A director will cease to hold office if the director:

(a)	is prohibited or disqualified from being a director by law;

(b)	is declared bankrupt in any jurisdiction;

(c)	makes any arrangement or composition with the director’s creditors generally;

(d)	in the opinion of a registered medical practitioner given to the company in writing, becomes incapacitated and incapable of acting as a director and may remain incapacitated for more than three months;

(e)	resigns from office by notice in writing to the company and the resignation has taken effect in accordance with its terms; or

(f)	is removed from office by ordinary resolution.

4.3	Executive directors

(a)	The directors may:

(i)	appoint any director as an executive of the company; or

(ii)	enter into an agreement or arrangement with any director for the director’s employment by the company or for the provision by the director of any services outside the scope of the ordinary duties of a director, on such terms and conditions as they may decide.

(b)	Unless the directors (excluding the director concerned) decide otherwise, a director’s appointment as an executive will terminate if the director ceases to be a director but without prejudice to any claim for damages for breach of contract.

4.4	Directors’ remuneration

(a)	A director may undertake any services for the company that the directors decide.

(b)	A director is entitled to any remuneration determined by the directors:

(i)	for services undertaken for the company as a director; and

(ii)	for any other office or service which the director undertakes for the company.

(c)	Subject to the articles, a director’s remuneration may take any form.

(d)	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

(e)	The directors may provide benefits, whether by the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits or by insurance or otherwise, for:

(i)	any director or former director who holds or has held any office or employment with the company, any predecessor in business of the company or with any group company; and

(ii)	any member of that director’s family (including a former spouse) or any person who is or was dependent on that director,

and may (before and after that director ceases to hold office or employment with the company) contribute to any fund and pay premiums for the purchase or provision of those benefits.

4.5	Directors’ expenses

(a)	The company may pay any reasonable expenses incurred by the directors or any alternate directors in connection with their attendance at:

(i)	meetings of directors or committees; or

(ii)	general meetings or class meetings,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

(b)	The directors may make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by the director for the purpose of the company or for the purpose of enabling the director properly to perform the director’s duties as an officer of the company or to avoid the director incurring that expenditure.

5.	ALTERNATE DIRECTORS AND CORPORATE DIRECTORS

5.1	Appointment and removal of alternate directors

(a)	Any director (other than an alternate director) may:

(i)	without the approval of the other directors, appoint any person (who is not disqualified by law from being a director of a company) to be the director’s alternate; and

(ii)	remove the alternate from office at any time,

by notice in writing to the company.

(b)	A director may appoint more than one alternate, but only one alternate may, at any one time, act on behalf of that director.

(c)	An alternate director ceases to hold office if:

(i)	the alternate’s appointor ceases to be a director;

(ii)	the alternate’s appointor removes the alternate;

(iii)	the alternate’s appointment expires;

(iv)	the alternate resigns; or

(v)	an event occurs which, if the alternate were a director, would cause the alternate to vacate that office.

5.2	Rights and responsibilities of alternate directors

(a)	An alternate director is:

(i)	responsible for the alternate’s own acts and omissions; and

(ii)	not an agent of the alternate’s appointor.

(b)	An alternate director is entitled to:

(i)	receive notice of each directors’ meeting, each meeting of any committee of which the alternate’s appointor is a member and any directors’ written resolution;

(ii)	act as an alternate director for more than one director;

(iii)	attend and vote at any directors’ meeting or committee meeting at which the alternate’s appointor is not present and exercise all powers and perform all the duties of the alternate’s appointor at the meeting;

(iv)	sign any directors’ written resolution or agree to it in writing if the alternate’s appointor is unable to do so for any reason;

(v)	a separate vote for each appointor the alternate represents in addition to any vote the alternate has in the alternate’s own right if the alternate is a director; and

(vi)	be paid or reimbursed for any expenses properly incurred by the alternate but the alternate is not entitled to any fees or other compensation from the company.

5.3	Corporate directors

Any director which is a body corporate may appoint any individual as its authorised representative for the purpose of performing its duties as a director.

6.	SECRETARY

6.1	Appointment

(a)	Subject to the Companies Law, a secretary must, and an assistant or deputy secretary may, be appointed on any terms the directors think fit.

(b)	The directors may appoint more than one secretary.

6.2	Removal

A secretary or assistant or deputy secretary may, at any time, be removed by decision of the directors but without prejudice to any claim for damages for breach of contract.

PART 3 – SHARES AND DISTRIBUTIONS

7.	ISSUE OF SHARES

7.1	All shares to be fully paid

(a)	No share is to be issued that is not fully paid.

(b)	This does not apply to shares taken on the formation of the company by the subscriber to the company’s memorandum.

7.2	Powers to issue different classes of share

Subject to the memorandum and articles, but without prejudice to the rights attached to any existing share, the company may issue shares with any rights or restrictions as may be determined by the members by special resolution.

7.3	Redeemable shares

The company may:

(a)	issue shares; or

(b)	convert existing non-redeemable shares, whether issued or not, into shares,

that are to be redeemed, or are liable to be redeemed, either in accordance with their terms or at the option of the company or the holder.

7.4	Fractions of shares

(a)	The company may issue fractions of shares.

(b)	A fraction of a share carries the proportionate rights and liabilities of a whole share other than the right to vote.

(c)	If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

7.5	Directors’ authority to allot shares

The directors may:

(a)	allot, issue, grant options over or otherwise dispose of, unissued shares in the company to any persons and on any terms as they think fit; and

(b)	issue unissued shares and sell or transfer treasury shares without any obligation to offer those unissued shares or treasury shares to members whether in proportion to the existing shares held by them or otherwise.

8.	INTERESTS IN SHARES

8.1	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the company as holding any share upon any trust and, except as otherwise required by law or the articles, the company is not in any way to be bound by, or recognise any interest in, a share other than the holder’s absolute ownership of it and all the rights attaching to it.

8.2	Notice of security interests may be entered on register of members

The company may enter on the company’s register of members the details of any security interest granted by a member in favour of a secured party.

9.	SHARE CERTIFICATES

9.1	Share certificates

(a)	The company must issue each member, free of charge, with one or more certificates in respect of the shares which that member holds within two months after:

(i)	allotment (unless the conditions of allotment otherwise provide); or

(ii)	the date on which a transfer of any shares was lodged with the company.

(b)	Every certificate must specify:

(i)	the number and class of shares in respect of which it is issued;

(ii)	the nominal value of those shares;

(iii)	the amount paid upon the shares; and

(iv)	any distinguishing numbers assigned to them.

(c)	No certificate may be issued in respect of shares of more than one class.

(d)	If more than one person holds a share, only one certificate may be issued in respect of that share.

(e)	Share certificates must:

(i)	have affixed to them the company’s common seal; or

(ii)	be signed either by two directors or by one director and the secretary.

9.2	Replacement share certificates

(a)	If a share certificate issued in respect of a member’s shares is:

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

(b)	A member exercising the right to be issued with a replacement certificate:

(i)	may, at the same time, exercise the right to be issued with a single certificate or separate certificates;

(ii)	must return the certificate which is to be replaced to the company if it is damaged or defaced; and

(iii)	must comply with any conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

10.	JOINTLY HELD SHARES

(a)	Where two or more persons are registered as the holders of any share they are treated as holding the same as joint tenants.

(b)	The company is not bound to register more than four persons as joint holders of a share.

(c)	Only the joint holder that is first in the company’s register of members in respect of a share (the first joint holder) is entitled:

(i)	to delivery of a share certificate relating to the share;

(ii)	to receive communications from the company (and any communications given to the first joint holder will be treated as given to all joint holders);

(iii)	to attend and vote (whether in person or by proxy) at general meetings or class meetings or to sign or agree to members’ written resolutions; or

(iv)	to receive any dividend or distribution from the company in respect of a share.

11.	VARIATION OF CLASS RIGHTS

(a)	Unless otherwise stated in their terms of issue, the rights attached to a class of shares may only be varied:

(i)	by special resolution of members of that class; or

(ii)	by a consent in writing signed by or on behalf of holders of two thirds of the issued shares of that class.

(b)	The rights conferred upon the holders of any class of shares will not be treated as being varied by the creation or issue of further shares ranking after or equally with shares of that class (unless otherwise provided by the articles or their conditions of issue).

12.	TRANSFER AND TRANSMISSION

12.1 Share transfers

(a)	Shares may be transferred by an instrument of transfer in any usual form or any other form approved by the directors.

(b)	A transfer form must:

(i)	be signed by the transferor;

(ii)	identify the number and class of shares being transferred;

(iii)	state the name and address of the transferee; and

(iv)	relate to one class of shares only.

12.2	Registration

(a)	A share may be transferred if the transferor or transferee delivers to the company’s registered office or any other address the directors specify for this purpose:

(i)	a properly signed and completed transfer form;

(ii)	the share certificate for the share or an indemnity in respect of a lost certificate in a form satisfactory to the directors;

(iii)	subject to paragraph (f), the information and copy documents required to be delivered pursuant to any delivery notice given to the transferee under article 19.7; and

(iv)	subject to paragraph (f), any evidence establishing the right of the transferor to transfer the share the directors may require.

(b)	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

(c)	The registration of transfers of shares may not be suspended.

(d)	The company may retain any instrument of transfer which is registered.

(e)	The transferor remains the holder of a share until the transferee’s name is entered in the company’s register of members as holder of it.

(f)	The directors must promptly register (and may not refuse to register) the transfer of any share if:

(i)	the share is subject to a security interest;

(ii)	the secured party gives the company confirmation in writing that the transfer is being made in connection with the attachment, perfection or enforcement of the security interest; and

(iii)	the transfer form complies with the provisions of this article and is accompanied by the share certificate for the share or an indemnity in respect of a lost certificate.

12.3	Transmission of shares

(a)	If:

(i)	title to a share passes to an entitled person; or

(ii)	an entitled person has the right to be registered in respect of a share,

the company may only recognise the entitled person as having any title to that share or the right to be registered in respect of that share.

(b)	Nothing in the articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

(c)	Subject to paragraph (d), an entitled person who produces such evidence of entitlement to a share or the right to be registered in respect of a share as the directors may properly require:

(i)	may, subject to the articles, choose either to become the holder of that share or to have it transferred to another person; and

(ii)	subject to the articles, and pending any transfer of the share to another person, has the same rights as the holder had.

(d)	Unless an entitled person to whom title to a share has passed, or who has the right to be registered as the holder of a share, becomes the holder of that share, that entitled person has no right to attend or vote at a general meeting or a class meeting, or to agree to a proposed written resolution, in respect of that share.

12.4	Exercise of entitled persons’ rights

(a)	Entitled persons who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

(b)	If an entitled person wishes to have a share transferred to another person, the entitled person must execute an instrument of transfer in respect of it.

(c)	The directors may give or deliver notice requiring an entitled person to elect to exercise the entitled person’s rights under paragraph (a) or (b). If the notice is not complied with within 30 days from the date the notice is treated as received under the articles, the entitled person will be treated as having given notice under paragraph (a).

(d)	Any transfer made or executed under this article is to be treated as if it were made or executed by the member from whom the entitled person has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

(e)	The restrictions on transfer and transmission in article 12 apply to any transfer of shares made under this article.

12.5	Entitled persons bound by prior notices

If a notice is given to a member in respect of shares and an entitled person is entitled to those shares, the entitled person (and any nominated transferee under article 12.3(c)) is bound by that notice.

13.	DIVIDENDS AND OTHER DISTRIBUTIONS

13.1	Declaring dividends and paying other distributions

(a)	The members may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends or any other distributions in accordance with the Companies Law.

(b)	A dividend must not be declared unless the directors have made a recommendation as to its amount. A dividend must not exceed the amount recommended by the directors.

(c)	No dividend or distribution may be declared or paid unless it is in accordance with members’ respective rights.

(d)	Unless the members’ resolution to declare, or the directors’ decision to pay, a dividend or other distribution, or the terms on which shares are issued, specify otherwise, a dividend or distribution must be declared and paid in proportion to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

(e)	A members’ resolution to declare, or a directors’ decision to pay, a dividend or other distribution may specify that the dividend or distribution is payable to the members of the relevant class at the close of business on a particular date (which may be a date prior to the date of the resolution or decision) (a distribution date).

(f)	If a distribution date has been specified, a dividend or distribution is payable to the members entitled to it in accordance with their respective holdings of shares on the distribution date (without prejudice to the rights to the dividend or distribution arising between transferors and transferees of any shares).

(g)	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits of the company justify the payment.

(h)	If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(i)	If the directors act in good faith, they will not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

13.2	Payment of dividends and other distributions

(a)	Where a dividend or other distribution is payable in respect of a share, it must be paid by one or more of the following means:

(i)	transfer to an account at a bank or other financial institution specified by the recipient in writing;

(ii)	sending a cheque made payable to the recipient by post to an address specified by the recipient in writing;

(iii)	sending by post a cheque made payable to any person and at the address the recipient has specified in writing;

(iv)	any other means of payment as the directors agree with the recipient in writing; or

(v)	by any other means as the directors decide.

(b)	In the articles, recipient means, as regards a share in respect of which a dividend or other distribution is payable:

(i)	the holder of the share;

(ii)	if the share has joint holders, the first joint holder;

(iii)	if the holder is no longer entitled to the share (by reason of death or bankruptcy or otherwise by operation of law), the entitled person; or

(iv)	any other person as the holder (or, in the case of joint holders, the first joint holder) may direct.

13.3	No interest on distributions

Subject to the rights attaching to, or to the terms of issue of, any shares, no dividend or distribution payable by the company on, or in respect of, any share will bear interest against the company.

13.4	Unclaimed distributions

(a)	All dividends or distributions which are:

(i)	payable in respect of shares; and

(ii)	unclaimed after having been declared or become payable,

may be invested or otherwise used by the directors for the benefit of the company until claimed.

(b)	The payment of any dividend or distribution into a separate account does not make the company a trustee in respect of it.

(c)	If:

(i)	ten years have passed from the date on which a dividend or distribution became due for payment; and

(ii)	the recipient has not claimed it,

the recipient is no longer entitled to that dividend or distribution and it ceases to remain owing by the company.

13.5	Non-cash distributions

(a)	Subject to the terms of issue of the share in question, the members may, by ordinary resolution on the recommendation of the directors or by a decision of the directors, decide to pay all or part of a dividend or distribution payable in respect of a share by transferring non-cash assets of equivalent value (including shares or other securities in any company).

(b)	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(i)	fixing the value of any assets;

(ii)	paying cash to any recipient on the basis of that value in order to adjust the rights of recipients; and

(iii)	vesting any assets in trustees.

13.6	Waiver of distributions

Recipients may waive their entitlement to a dividend or distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

(a)	the share is jointly held; or

(b)	more than one entitled person is entitled to the share,

the notice is not effective unless it is expressed to be given, and signed, by all the joint holders or entitled persons.

14.	DISTRIBUTIONS ON A WINDING UP

14.1	Winding up

Subject to the articles and the rights attaching to a share, on a winding up of the company, the assets available for distribution among the members must be applied first in repaying members the amount paid up (as to par and any premium) on their shares respectively and, if there is any balance remaining, it must be distributed to members in proportion to each member’s holding of shares at the start of the winding up.

14.2	Non-cash distributions on a winding up

If the company is wound up, the directors or the liquidator (as the case may be) may, with the sanction of a special resolution of the members and any other sanction required by law:

(a)	divide among the members all or any part of the non-cash assets of the company;

(b)	value any assets and determine how the division will be carried out as between the members or different classes of members; and

(c)	vest the whole or any part of the assets in trustees upon any trusts for the benefit of the members as the directors or the liquidator with the like sanction determine,

but no member will be compelled to accept any assets upon which there is a liability.

15.	CAPITALISATION

15.1	Authority to capitalise

(a)	Subject to the articles, the members may, on the recommendation of the directors, resolve to capitalise:

(i)	any profits of the company which are not required for paying a preferential dividend or a dividend payable at a fixed rate; or

(ii)	any sum standing to the credit of the company’s share premium account, capital redemption reserve or other reserve.

(b)	The resolution passed under paragraph (a) (the capitalisation resolution) may be passed as an ordinary resolution unless it proposes to capitalise any sum standing to the credit of the capital redemption reserve, in which case it must be passed as a special resolution.

(c)	The directors may appropriate any sum which the company has resolved to capitalise (a capitalised sum) to the members who would have been entitled to it if it were applied in paying a dividend or distribution (the entitled members) and in the same proportions.

15.2	Application of capitalised sums

(a)	A capitalised sum may be applied in paying up:

(i)	unissued shares at par or at such premium as the capitalisation resolution may provide; or

(ii)	new debentures of the company,

which are then issued credited as fully paid to the entitled members.

(b)	Any share premium account, capital redemption reserve or unrealised profits of the company may not be applied in paying up any debentures of the company.

(c)	Subject to the articles, the directors may:

(i)	apply capitalised sums in accordance with paragraphs (a)(i) and (a)(ii) or partly in one way and partly in another;

(ii)	make any arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(iii)	authorise any person to enter into an agreement with the company on behalf of all the entitled members which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4 – DECISION-MAKING BY MEMBERS

16.	ORGANISATION OF GENERAL MEETINGS

16.1	Convening general meetings

(a)	The directors may call a general meeting.

(b)	The members may require the directors to call a general meeting upon a requisition being made in writing in accordance with the Companies Law. No business may be considered at a requisitioned meeting other than that stated in the requisition.

(c)	A general meeting will be held at the date, time and place, whether or not in Jersey, as is determined by the directors.

(d)	The company must hold annual general meetings in accordance with the Companies Law unless all members of the company agree in writing to dispense with holding them and any agreement remains valid in accordance with the Companies Law.

16.2	Notice of general meetings

(a)	A general meeting (other than an adjourned meeting) must be called by at least 14 clear days’ notice.

(b)	Notice of a general meeting must state:

(i)	the date, time and place of the meeting;

(ii)	if it is an annual general meeting, that it is such a meeting;

(iii)	that a member who is entitled to attend and vote may appoint one or more proxies to attend, speak and vote instead of the member and that a proxy need not be a member;

(iv)	if it is anticipated that not all members will participate in the meeting in the same place, the means by which they will communicate with each other; and

(v)	the general nature of the business to be dealt with at the meeting.

(c)	Notice of a general meeting must be given:

(i)	to the directors, the company’s auditors and all the members who are entitled to attend and vote; and

(ii)	in hard copy form or electronic form or partly in one form and partly in the other.

(d)	If a general meeting is called on the requisition of members made in accordance with the Companies Law, the company must circulate to persons entitled to notice of the meeting:

(i)	notice of any resolution which it is intended to properly propose at the meeting; and

(ii)	a statement of not more than one thousand words with respect to the matters referred to in any proposed resolution or the business to be dealt with at that meeting.

(e)	The directors may set a date by which a member must be entered in the company’s register of members in order to have the right to attend and vote, in person or by proxy, at a general meeting. That date may be the date on which the notice of the meeting is given or a later date specified in the notice.

(f)	The accidental failure to give notice to, or the non-receipt of notice by, any person entitled to receive notice will not invalidate the proceedings at a general meeting.

(g)	A member present in person or by proxy at a general meeting will be treated as having received notice of the meeting and of the purposes for which it was called.

16.3	Attendance and speaking at general meetings

(a)	The directors may make whatever arrangements they consider appropriate to enable persons attending a general meeting to exercise their rights to speak or vote at the meeting.

(b)	In determining attendance at a general meeting, it is immaterial whether any two or more members attending the meeting are in the same place as each other.

(c)	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that, if they have rights to speak or vote at that meeting, they are able to exercise them.

(d)	A person is able to exercise the right to speak at a general meeting if, during the meeting, that person is in a position to communicate to all those attending the meeting any information or opinions which that person has on the business of the meeting.

(e)	A person is able to exercise the right to vote at a general meeting if:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)	that person’s vote is taken into account in determining whether or not those resolutions are passed at the same time as the votes of all the other persons attending the meeting.

16.4	Quorum for general meetings

(a)	No business other than the appointment of the chairman or adjournment of the meeting is to be transacted at a general meeting if the persons attending the meeting do not constitute a quorum.

(b)	The quorum for general meetings is:

(i)	if the company has only one member, that member present in person or by proxy; or

(ii)	if the company has more than one member, at least two members present in person or by proxy (as long as at least two individuals form the quorum).

16.5	Chairing general meetings

(a)	If the directors have appointed a chairman under article 3.6, the chairman must chair general meetings if present and willing to do so.

(b)	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within twenty minutes of the time at which a meeting was due to start:

(i)	the directors present; or

(ii)	if no directors are present, the members by ordinary resolution,

must appoint a director or member to chair the meeting, and that appointment must be the first business of the meeting.

16.6	Attendance and speaking by directors and non-members

(a)	The directors (whether or not they are members) and the company’s auditors may attend and speak at general meetings.

(b)	The chairman of the meeting may permit other persons who are not:

(i)	members of the company; or

(ii)	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

16.7	Adjournment

(a)	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present:

(i)	if the meeting was called by a requisition of members, it will be dissolved; or

(ii)	in any other case, the chairman of the meeting must adjourn it.

(b)	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(i)	the meeting consents to an adjournment; or

(ii)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or to ensure that the business of the meeting is conducted in an orderly manner.

(c)	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

(d)	When adjourning a general meeting, the chairman of the meeting must:

(i)	either specify the date, time and place to which it is adjourned or state that it is to continue at a date, time and place to be fixed by the directors; and

(ii)	have regard to any directions as to the date, time and place of any adjournment which have been given by the meeting.

(e)	If the continuation of an adjourned meeting is to take place more than 30 days after it was adjourned, the company must give at least seven clear days’ notice of it:

(i)	to the same persons to whom notice of a general meeting is required to be given; and

(ii)	containing the same information which that notice is required to contain.

(f)	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

17.	VOTING AT GENERAL MEETINGS

17.1	General

(a)	A resolution put to the vote at a general meeting:

(i)	must be decided on a show of hands unless a poll is duly demanded in accordance with the articles; and

(ii)	unless otherwise provided in the articles or the Companies Law, may be adopted by passing an ordinary resolution.

(b)	Subject to the articles and the terms of issue of any share, a member present in person or by proxy:

(i)	on a show of hands, has one vote; and

(ii)	on a poll, has one vote for each share held by the member.

(c)	A member need not cast all of the member’s votes or cast all of them in the same way.

(d)	If the numbers of votes at a general meeting for and against a resolution are equal, the chairman does not have a casting vote.

(e)	Subject to the Companies Law, a special resolution of the members will be effective for any purpose for which an ordinary resolution is expressed to be required by the articles or the Companies Law.

17.2	Errors and disputes

(a)	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

(b)	Any objection must be referred to the chairman of the meeting whose decision is final.

17.3	Declaration by chairman on a show of hands

Unless a poll is duly demanded, on a vote on a resolution at a general meeting on a show of hands, a declaration by the chairman that the resolution has or has not been passed, or passed with a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

17.4	Demanding a poll

(a)	A poll on a resolution may be demanded:

(i)	in advance of the general meeting where it is to be put to the vote; or

(ii)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(b)	A poll may be demanded by:

(i)	the chairman of the meeting;

(ii)	any director;

(iii)	not less than five members present in person or by proxy having the right to vote on the resolution; or

(iv)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all members having the right to vote on the resolution.

(c)	A demand for a poll may be withdrawn if:

(i)	the poll has not yet been taken; and

(ii)	the chairman of the meeting consents to the withdrawal,

and if a demand is withdrawn it will not invalidate the result of a show of hands declared before the demand was made.

(d)	Polls must be taken immediately and in the manner the chairman of the meeting directs.

(e)	The chairman may appoint scrutineers (who need not be members).

(f)	The result of a poll will be treated as being the resolution of the meeting at which the poll was demanded.

17.5	Proxies

(a)	A member entitled to attend and vote at a general meeting or a class meeting may appoint a proxy to attend, speak and vote (on a show of hands and on a poll) on the member’s behalf.

(b)	A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to different shares.

(c)	An attorney or court appointed representative of a member in respect of which an order has been made by any court having jurisdiction, whether in Jersey or elsewhere, in matters concerning legal incapacity or interdiction may attend, speak and vote (on a show of hands and on a poll) on the member’s behalf and that attorney or representative may appoint a proxy.

17.6	Content of proxy notices

(a)	Proxies may only validly be appointed by a notice in writing (a proxy notice) which:

(i)	states the name and address of the member appointing the proxy;

(ii)	identifies the person appointed to be that member’s proxy and the meeting in relation to which that person is appointed;

(iii)	(if a member appoints more than one proxy in relation to a meeting) states the number of shares in respect of which the appointment is made;

(iv)	is signed by or on behalf of the member appointing the proxy or is authenticated in the manner the directors may determine; and

(v)	is delivered to the company in accordance with the articles and any instructions contained in the notice convening the meeting, or adjourned meeting, to which they relate.

(b)	The directors may require proxy notices to be delivered in a particular form and may specify different forms for different purposes.

(c)	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(d)	Unless a proxy notice indicates otherwise, it must be treated as:

(i)	allowing a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(ii)	appointing a proxy in relation to:

(1)	any adjournment of the meeting to which it relates as well as the meeting itself; and

(2)	the member’s entire holding of shares or class of shares to which the proxy notice relates.

(e)	A vote cast by a proxy or other representative of a member will be valid even if the proxy or representative did not vote in accordance with the instructions of the member who appointed the proxy or representative and the company is under no obligation to check that any vote cast is in accordance with those instructions.

17.7	Delivery of proxy notices

(a)	Any notice of a general meeting or class meeting must specify an address (a proxy notification address) at which the company will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy form or electronic form.

(b)	Even if a valid proxy notice has been sent or delivered to the company by or on behalf of a person who is entitled to attend, speak and vote (on a show of hands and on a poll) at a general meeting, that person remains entitled to attend, speak and vote at that meeting or any adjournment of it.

(c)	Subject to the Companies Law, the directors may determine (and must specify in any form of proxy notice) the latest time by which a proxy notice must be sent or delivered to a proxy notification address prior to the general meeting, or adjourned meeting, to which it relates for that proxy to be valid at the meeting.

17.8	Corporate representatives

(a)	A body corporate which is a member may, by a resolution of its directors or other governing body, authorise one or more persons to act as its representative or representatives at a general meeting or class meeting.

(b)	A body corporate is taken to be present in person at any general meeting or class meeting if a representative is present at the meeting.

(c)	A representative is entitled to exercise the same rights the body corporate could exercise if it were an individual.

(d)	Where more than one person is authorised to represent a body corporate and more than one person purports to exercise a power on behalf of that body corporate:

(i)	if each person purports to exercise the power in the same way, the power is treated as exercised in that way; and

(ii)	if each person does not purport to exercise the power in the same way, the power is treated as not exercised.

17.9	Evidence of authority

The directors may (but are not bound) to require:

(a)	the production of any evidence which they consider necessary to determine the validity of:

(i)	any proxy notice;

(ii)	the authority of any person who signs a proxy notice on behalf of a member;

(iii)	the authority of any person who represents a member at a general meeting or class meeting; or

(iv)	the authority of any person who signs a members’ written resolution on behalf of a member,

certified in any manner they think fit; and

(b)	that evidence to be sent or delivered to a proxy notification address no later than the time by which a proxy notice must be sent or delivered for that meeting in order to be valid in accordance with article 17.7(c) (or any later time as the chairman of the meeting may determine).

17.10	Revocation of authority

(a)	A proxy notice or the appointment of a representative of a member may be revoked by or on behalf of a member by written notice sent or delivered to a proxy notification address.

(b)	Any vote cast or poll demanded by a proxy or a representative of a member is not invalidated by:

(i)	the previous death, bankruptcy or legal incapacity of the member who appointed the proxy; or

(ii)	the revocation of the:

(1)	proxy or the authority under which the proxy was executed; or

(2)	authority under which the representative was appointed,

unless written notice of that death, incapacity or revocation is received by the company at a proxy notification address before the start of the meeting, or adjourned meeting, to which the proxy or the appointment of the representative relates.

17.11	Amendments to resolutions

(a)	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(i)	notice of the proposed amendment is given to the company in writing by a person entitled to attend and vote at the general meeting at which it is to be proposed no later than the time by which a proxy notice must be sent or delivered for that meeting in order to be valid in accordance with article 17.7(c) (or any later time as the chairman of the meeting may determine); and

(ii)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(b)	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(i)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(ii)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(c)	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

17.12	Class meetings

All the provisions of the articles and of the Companies Law relating to general meetings also apply (with necessary modifications) to class meetings except that:

(a)	the quorum for class meetings is one or more members present in person or by proxy who hold not less than one third of the issued shares of the class; and

(b)	any member present in person or by proxy may demand a poll.

18.	MEMBERS’ WRITTEN RESOLUTIONS

18.1	Unanimous written resolutions

A resolution in writing (other than a resolution removing an auditor) a copy of which is signed by or on behalf of all members who would be entitled to vote if that resolution were proposed at a general meeting or a class meeting will be as valid as if it had been passed at a general meeting or a class meeting.

18.2	Majority written resolutions to appoint or remove directors

A resolution in writing to appoint or remove any director a copy of which is signed by or on behalf of members who together hold a simple majority of the total voting rights of all members who would be entitled to vote if that resolution were proposed at a general meeting, will be as valid as if it had been passed at a general meeting.

PART 5 – OTHER PROVISIONS

19.	ADMINISTRATIVE ARRANGEMENTS

19.1	Communications from the company

(a)	Subject to the articles, a communication from the company to a director or member may be:

(i)	given or delivered in person to;

(ii)	sent by prepaid post to, or left at, the address specified in writing by; or

(iii)	sent in electronic form to the email address or fax number specified in writing by,

the director or member.

(b)	Unless a communication is given or delivered to the director or member:

(i)	in person or left at the address specified by the director or member; or

(ii)	by email or fax at an email address or fax number specified by the director or member,

communications will be sent by post to the address specified by the director or member.

(c)	A communication from the company posted or sent in accordance with this article will be treated as received by a member (as sole or joint holder) even if the member is deceased or bankrupt (whether or not the company has received notice of the same).

(d)	Subject to the articles, communications from the company to a director may also be sent or delivered by the means by which the director has notified the company in writing that the director wishes communications to be sent or delivered to the director for the time being.

19.2	When communications from the company are to be treated as received

(a)	A communication from the company is to be treated as received by a director or member:

(i)	if it is given or delivered in person or left at an address, at the time it is given, delivered or left;

(ii)	if it is sent by post, 48 hours after being posted in a correctly addressed envelope or, if it is sent to an address outside the British Islands, 96 hours after it is posted;

(iii)	if it is sent by fax, when the transmission is successfully completed; and

(iv)	if it is sent by email, when the email is sent (provided there is no notice of delivery failure).

(b)	For the purposes of paragraph (a), other than notice of a directors’ meeting, a communication will not be treated as received during any part of a day that is not a working day.

(c)	A director may agree with the company that communications from the company sent to that director in a particular way are to be treated as received within a specified time after being sent.

19.3	When communications to the company are to be treated as received

(a)	A written communication sent or delivered by a director or member to the company is to be treated as received by the company when it is actually received.

(b)	Any written communication referred to in paragraph (a) must be sent or delivered to:

(i)	the company’s registered office address; or

(ii)	any other correspondence address, email address or fax number notified by the company to directors or members for the purpose of receiving communications, or particular types of communications, from directors or members (as the case may be).

(c)	The directors may prescribe any procedures they think fit for verifying the authenticity or integrity of any communication received by the company from, or on behalf of, directors or members in electronic form.

19.4	Company seals

(a)	The company may have one or more common seals and, in accordance with the Companies Law, one or more branch seals and securities seals.

(b)	Any company seal may only be used by the authority of the directors or by a committee to which power has been delegated to authorise the use of company seals.

(c)	The directors may decide by what means and in what form any company seal is to be used.

(d)	Unless the directors decide otherwise, where a company seal is affixed to a document, it must be signed by a director or the secretary.

19.5	Execution of documents

(a)	A document not executed under common seal may be signed on behalf of the company by one or more persons authorised by the directors to sign it.

(b)	If the directors have authorised a document to be signed on behalf of the company without expressly authorising anyone to sign it, it may be signed on behalf of the company by any director, any two directors or any director and the secretary (and for these purposes a director includes an alternate director).

19.6	Authentication of documents

(a)	Any director, the secretary or other person authorised by the directors may authenticate:

(i)	the company’s memorandum and articles;

(ii)	any resolutions passed by the members, the directors or a committee; and

(iii)	the company’s other books, records, documents and accounts,

and to certify copies or extracts as true copies or extracts.

(b)	Where any items referred to in paragraph (a) are not held at the company’s registered office, any local director, the liquidator or other person who has custody of them may authenticate and certify copies or extracts of them.

19.7	Due diligence

(a)	The directors may decide to serve notice (a delivery notice) on a member or any allottee or transferee of shares requiring the member, allottee or transferee to deliver to the company any information and copy documents as the directors may specify so that they may be furnished to the company’s service providers to enable them to comply with their customer due diligence requirements under any applicable anti-money laundering and combating the financing of terrorism laws.

(b)	Any copy documents delivered to the company under paragraph (a) must be certified to the directors’ satisfaction.

(c)	A member, allottee or transferee must comply with the terms of a delivery notice within 14 days from the date that the delivery notice is treated as received under the articles (or any longer period the directors decide to permit).

(d)	If a member fails to comply with a delivery notice, no voting rights attached to a share held by the member may be exercised at any general meeting or class meeting, or at any adjournment of a meeting, on a show of hands or on a poll, until the delivery notice is complied with.

(e)	If an allottee fails to comply with a delivery notice, the company may postpone the issue of any allotted shares until the delivery notice is complied with. If a transferee fails to comply with a delivery notice, the company may, if permitted by article 12.2, refuse to register the transfer.

(f)	A member, allottee or transferee is treated as having consented to any information and copy documents delivered under this article being furnished to the company’s service providers whether inside or outside the European Economic Area.

19.8	No right to inspect accounts and other records

Except as provided by law or authorised by the directors, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a member.

19.9	Audit

The company must appoint an auditor to examine and report on its accounts in accordance with the Companies Law.

20.	DIRECTORS’ INDEMNITY AND INSURANCE

20.1	Indemnity

To the fullest extent permitted by the Companies Law, every present and former officer of the company is to be indemnified out of the assets of the company against any loss or liability incurred by the officer by reason of being or having been an officer of the company.

20.2	Insurance

The directors may, at the expense of the company, decide to purchase and maintain insurance for the benefit of any officer of the company in respect of any loss or liability referred to in article 20.1.